Exhibit 15

November 4, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:     JPMorgan Chase & Co.
Registration Statements on Form S-3
(No. 333-169900)
(No. 333-155535)

Registration Statements on Form S-8
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)
(No. 333-47350)
(No. 333-31666)
(No. 333-31634)
(No. 333-73119)

Commissioners:

We are aware that our report dated August 5, 2011, except for the changes in the composition of business segments discussed in Note 24, as to which the date is November 4, 2011, on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of June 30, 2011, and the related consolidated statements of income for the three-month and six-month periods ended June 30, 2011 and June 30, 2010, and the consolidated statements of cash flows and consolidated statements of changes in stockholders' equity and comprehensive income for the six-month periods ended June 30, 2011 and June 30, 2010, included in the Firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017